EXHIBIT 23.1


The Board of Trustees
United Mortgage Trust



We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                 /s/  Jackson & Rhodes P.C.

Dallas, Texas
July 24, 1996